Exhibit 10.1
AMENDMENT NO. 1
TO THE
AMENDED AND RESTATED
STEWART ENTERPRISES, INC.
SUPPLEMENTAL RETIREMENT AND
DEFERRED COMPENSATION PLAN
     WHEREAS, Stewart Enterprises, Inc. (the “Company”) sponsors the Amended and Restated Stewart Enterprises, Inc. Supplemental Retirement and Deferred Compensation Plan (the “Plan”);
     WHEREAS, pursuant to Section 10.3 of the Plan, the Compensation Committee of the Board of Directors has the right to amend the Plan; and
     WHEREAS, the Company wishes to amend the Plan to change the timing of payments of certain amounts deferred under the pre-2005 portion of the Plan, in accordance with IRS Notice 2007-86;
     NOW, THEREFORE, the Plan is hereby amended effective January 1, 2008, as follows:
     Section 1.1 of the Plan, “Purpose of Plan,” is amended by adding the following sentence at the end:
     Notwithstanding the previous sentence, a Participant’s deferrals into the Plan prior to January 1, 2005 and earnings on such deferrals (“pre-2005 deferrals”) shall be governed by the provisions of the Plan, and shall not be governed by the provisions of Appendix A, provided that the Participant who made the pre-2005 deferrals had elected, as of January 1, 2005, to receive his or her pre-2005 deferrals in the form of installments and provided that installment payments of his or her pre-2005 deferrals had not commenced as of January 1, 2008. Accordingly, any Participant who elected to receive his or her pre-2005 deferrals in the form of installments and had not yet commenced receiving installments shall instead receive his or her benefit in a lump sum pursuant to Article VI of the Plan.
Executed in Jefferson, Louisiana, this 17th day of December, 2008.

WITNESSES:	STEWART ENTERPRISES, INC.

/s/ Thomas M. Kitchen	By:	/s/ Thomas J. Crawford

/s/ Lisa T. Winningkoff	Date:	December 17, 2008